Exhibit 99.1

Lantis Laser Closes Strategic Merger With TAG Minerals Inc.

TAG Minerals Set to Peg and Stake Alluvial Surface Gold Bearing Areas
and Commence Mining Shortly Thereafter

Freehold, N.J., May 24, 2011—Lantis Laser Inc. (symbol: LLSR) (OTCQB-News), (“Lantis”) announced today that it has closed on its merger with TAG Minerals Inc. (“TAG”) whereby TAG will become its wholly-owned gold & mineral mining subsidiary. TAG is now set to peg and stake out previously explored and bulk sampled gold bearing areas in Zimbabwe, Africa, in conjunction with its operating associate company TAG Minerals Zimbabwe (Private) Limited. TAG intends to commence alluvial surface mining for its gold extraction activities, where the soil and ore bearing gold is very close to the surface, eliminating the need to dig deep into the earth.

TAG will utilize Extrac-TEC Heavy Particle Concentrators (HPC) Gold Recovery and Mineral Separation Equipment, which is state-of the-art and designed specifically for alluvial surface mining operations. Deploying specialized equipment for this type of mining is extremely advantageous for TAG, as large and expensive deep hole drilling mining machinery is not required. Greig Oppenheimer, a director and principal of Lantis is the co-inventor of the HPC patented mining equipment technology and is based in George, South Africa, where the equipment is manufactured. Oppenheimer has many years of mineral extraction and commercial expertise and is also the CEO of IE-TEC Marketing Limited, the exclusive distributor of the Extrac-TEC equipment.

Tapiwa Gurupira, a director and principal of Lantis, stated, “TAG Minerals will be looking to grow its operations organically as well as by making seasoned strategic acquisitions of other small to mid size mining operations throughout Zimbabwe.” He added, “there is a plethora of mining opportunities in Zimbabwe and TAG intends, and anticipates, carving out its share for the benefit of the shareholders of Lantis.”

About Lantis Laser Inc.
Lantis Laser Inc. is the holding company with two wholly-owned subsidiaries, Lantis Laser, Inc (New Jersey) and TAG Minerals Inc. Lantis Laser, Inc. is developing under license, synergistic, high resolution, light-based imaging modalities which can detect decay and microstructural defects at an early stage, and unlike x-ray, do not emit potentially harmful ionizing radiation. Its products are in development and cannot be sold until FDA clearance for marketing is obtained.

About TAG Minerals Inc.
TAG Minerals is a U.S. based (incorporated in Wyoming) mineral resource acquisition, exploration and development company, with operations conducted through its operating associated company, TAG Minerals Zimbabwe (Private) Limited. The company’s business is managed by its directors and officers who have mineral extraction and commercial experience. TAG’s strategy is to identify, acquire and exploit mineral properties that have potential. TAG Minerals is augmented by independent financial, geological, and mining professionals who advise the company on its mining and exploration projects throughout Zimbabwe, Africa.

To find out more about the mining equipment utilized by TAG; visit www.extrac-tec.com

Safe Harbor.

Statements regarding financial matters in this press release other than historical facts are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The company intends that such statements about the company's future expectations, including future revenues and earnings, technology efficacy and all other forward-looking statements be subject to the safe harbors created thereby. The company is a development stage company who continues to be dependent upon outside capital to sustain its existence. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.

CONTACT INFORMATION

Corporate Inquiries:

Stan Baron, President	Al Pietrangelo, President& CEO
Lantis Laser, Inc. (NJ)	TAG Minerals Inc.
Telephone: 203.300.7622	Telephone: 732.252.5146
sbaron@lantislaser.com	alpietrangelo@gmail.com

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